SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






                        Date of Report - October 2, 1998
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)


                          (Commission File No. 1-9293)



       Oklahoma                                  73-1016728
(State of Incorporation)               (IRS Employer Identification No.)



321 East Main Street
Ada, Oklahoma                                         74821-0145
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (580) 436-1234




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Item 2.  Acquisition or Disposition of Assets.

         On September 23, 1998, Pre-Paid Legal Services, Inc. ("Pre-Paid") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with TPN, Inc. dba The Peoples Network ("TPN") providing for the merger of TPN into Pre-Paid (the "Merger") with Pre-Paid being the surviving corporation. The Merger Agreement and the Merger were unanimously approved by the Board of Directors of Pre-Paid. The Merger was not submitted to the shareholders of Pre-Paid as shareholder approval was not required under the Oklahoma General Corporation Act or the rules of the American Stock Exchange.

         The Merger was consummated and TPN was merged into Pre-Paid on October 2, 1998. In accordance with the Merger Agreement, (i) each outstanding share of common stock, par value $.10 per share, of TPN ("TPN Common Stock") was converted into the right to receive 344.94404 shares of common stock, par value $.01 per share, of Pre-Paid ("Pre-Paid Common Stock") and (ii) each outstanding warrant to purchase TPN Common Stock was converted into the right to receive
127.5 shares of Pre-Paid Common Stock. Approximately 1,000,000 shares of Pre-Paid Common Stock, constituting 4.3% of the outstanding Pre-Paid Common Stock following the Merger, were issued to the former shareholders and warrant holders of TPN in connection with the Merger. Of these shares, 125,000 shares constituting 12.5% of the shares issued in connection with the Merger are subject to escrow arrangements providing for the surrender of shares to Pre-Paid in the event that Pre-Paid incurs certain liabilities described in the Merger Agreement. A portion of the escrowed shares are allocated to certain specific litigation matters affecting TPN and the remainder are allocated to general contingency matters.

         The Merger consideration was determined by arm's-length negotiation between Pre-Paid and TPN. There was no prior material relationship between TPN and its officers, directors and shareholders and Pre-Paid or its officers, directors and affiliates. On October 2, 1998, a total of 23,520,719 shares of Pre-Paid Common Stock were outstanding, including the shares issued in the Merger, and the closing sale price of the Pre-Paid Common Stock as reported by the American Stock Exchange was $19.00 per share. The TPN Common Stock was not publicly traded.

         The shares of Pre-Paid Common Stock issued in connection with the Merger were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as such term is defined under the Securities Act.

         The Merger is  intended to qualify as a tax-free  reorganization  under
Section 386(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a pooling of interests.

         TPN was a Dallas, Texas based company formed in 1994 and engaged in the marketing of personal development products and services together with Primestar(R) satellite subscription television service through a network marketing sales force. TPN delivered and Pre-paid will continue to deliver personal development products and services to its sales force and its subscribers via its own full time channel known as the "SUCCESS CHANNEL" on the Primestar(R) digital satellite network. Prior to the Merger, TPN had a sales force of approximately 30,000 that it considered active. Pre-Paid also intends to recruit as many of TPN's sales associates as possible to market Pre-Paid's legal service plans. The Merger is not expected to have a significant impact on Pre-Paid's fourth quarter earnings.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

         Financial statements of TPN are not required to be filed herewith pursuant to Section 3-05(b) of Regulation S-X.

         (b)      Pro Forma Financial Information.

         Pro forma financial information is not required to be presented herein pursuant to Section 11-01 of Regulation S-X.

         (c)      Exhibits.

     Exhibit
      No.                                      Description

     2.1 Agreement and Plan of Reorganization dated as of September 23, 1998, between Pre-Paid and TPN.

    99.1            Press release dated September 24, 1998.

    99.2            Press release dated October 5, 1998
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRE-PAID LEGAL SERVICES, INC.


                                    By /s/ RANDY HARP
                                    Randy Harp, Chief Operating Officer
                                    and Chief Financial Officer

Date:   October 13, 1998


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                                INDEX TO EXHIBITS


Exhibit
  No.                           Description

   2.1 Agreement and Plan of Reorganization dated as of September 23, 1998, between Pre-Paid and TPN.

   99.1           Press release dated September 24, 1998.

   99.2           Press release dated October 5, 1998